                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            MAI SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             MAI SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 2000


TO ALL STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of MAI Systems Corporation (the "Company" or "MAI"), a Delaware corporation, will be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California, on Friday, May 19, 2000 at 10:00 a.m., for the following purposes:

        1. To elect three (3) directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the selection of KPMG LLP as independent auditors for the Company.

        3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

        Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.



                                            W. Brian Kretzmer
                                            Secretary

Irvine, California
April 20, 2000





                             YOUR VOTE IS IMPORTANT

   IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO
     COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND
                       RETURN IT IN THE ENCLOSED ENVELOPE.

                             MAI SYSTEMS CORPORATION

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

        The enclosed Proxy is solicited on behalf of MAI Systems Corporation ("MAI" or the "Company") for use at the 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held Friday, May 19, 2000, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California. The Company's principal executive offices are located at 9601 Jeronimo Road, Irvine, California 92618 and its main telephone number is (949) 598-6000. These proxy solicitation materials were mailed on or about April 20, 2000, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

        Stockholders of record at the close of business on April 7, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. The closing price on the American Stock Exchange for the Company's $0.01 par value Common Stock ("Common Stock") on the Record Date, as reported in The Wall Street Journal, was $.9375 per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:

                                                       NUMBER OF        PERCENTAGE
NAME AND ADDRESS                                        SHARES          OF CLASS(1)
----------------                                       ---------        -----------
Richard S. Ressler                                     2,026,907(2)         17.9%
  c/o Orchard Capital Corporation
    6922 Hollywood Boulevard, Suite 900
    Hollywood, California  90028

Canyon Capital Advisors LLC group(3)                   1,588,000            14.6%

------------
(1) At the Record Date, 10,842,071 shares of the Company's Common Stock were outstanding.

(2) Includes 467,105 shares of Common Stock which Mr. Ressler may purchase pursuant to warrants or options which are exercisable in full at this time. See "Certain Transactions with Management." Also includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Ressler which are exerciseable within 60 days of the Record Date, assuming Mr. Ressler's re-election to the Board of Directors.

(3) Canyon Capital Advisors LLC, The Value Realization Fund L.P., The Value Realization Fund B, L.P., C.P.I. Securities, L.P., The Canyon Value Realization Fund (Cayman), Ltd., GRS Partners II, Mitchell R. Julis, Joshua
     S. Friedman and R. Christian B. Evensen, as a group, beneficially own 1,588,000 shares of Common Stock. The address of all of the above-referenced entities is 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90212.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company before the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

        On all matters other than the election of directors, each share has one vote.

        The cost of soliciting proxies will be borne by the Company. The Company has retained the services of its transfer agent, Chase Mellon Shareholder Services ("Chase Mellon") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Chase Mellon a fee not to exceed $5,000 for its services and will reimburse Chase Mellon for certain out-of-pocket expenses estimated to be not more than $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 15, 2001, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

GENERAL

        A board of three directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy.

VOTE REQUIRED

        A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Each share may vote for up to three director-nominees. Votes may not be cumulated. If a quorum is present, the three nominees receiving the highest number of votes will be elected to the Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law in the election of directors.

        The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

        The names of the nominees, their ages at Record Date and certain other information about them are set forth below.

                                                                                     DIRECTOR
NAME OF NOMINEE         AGE                PRINCIPAL OCCUPATION                       SINCE
---------------         ---                --------------------                      --------
Richard S. Ressler      41          President, Orchard Capital Corporation             1995

Morton O. Schapiro      46          President-Elect, Williams College                  1995

Zohar Loshitzer         42          Chief Information Officer and Director,            1998
                                    JFAX. COM, Inc.

        There is no family relationship between any director and any executive officer of the Company.

        RICHARD S. RESSLER was named Chairman of our Board of Directors in May 1995 and was originally elected to the Board of Directors in February 1995. He was our Chief Executive Officer from October 1994 until February 1997 and our President from October 1994 until May 1995. Mr. Ressler has served in these capacities pursuant to a consulting agreement between us and Orchard Capital Corporation, a consulting firm which provides investment, operational, and financial consulting services to, among others, start-up and turn-around companies. Mr. Ressler has been the President of Orchard since 1994. Mr. Ressler has been a member of the Board of Directors of JFAX.COM, Inc., a leading unified messaging service provider, since March 1997. He served as Chief Executive Officer for JFAX.COM, Inc. from March 1997 until January 2000. Since 1995, Mr. Ressler has also acted (indirectly through Orchard) as the manager of CIM Group, LLC, a real estate investment, development and management company. Since March 15, 2000, Mr. Ressler has been Chairman of the Board of Directors of Express One International, Inc., an ACMI (aircraft, crew, maintenance, and insurance) operator of cargo aircraft.

        MORTON O. SCHAPIRO was appointed to our Board of Directors in July 1995. Mr. Schapiro is the President-Elect of Williams College and will assume this office in July 2000. Since July 1991, he has been a professor of Economics at the University of Southern California, and since July 1994 he has served as the Dean of the College of Letters, Arts and Sciences at the University of Southern California. Since October 1992, Mr. Schapiro has been a director of The WM Group of Funds (previously The Griffin Funds Incorporated), a management subsidiary of Washington Mutual Bank.

        ZOHAR LOSHITZER was appointed to our Board of Directors in January 1998. Since July 1997, he has been Chief Information Officer and a member of the Board of Directors of JFAX.COM, Inc., a leading unified messaging services provider. Since 1995, he has also been a Managing Director of Orchard Telecom, a telecommunications consulting firm. From 1987 until 1995, he was the general manager and a partial owner of Life Alert, a nationwide emergency response service.

EXECUTIVE OFFICERS

        The name, age and title of each executive officer of the Company, business experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Executive officers are elected by the Board of Directors following the annual meeting of the Company's stockholders.

        W. BRIAN KRETZMER, 47, has been our Chief Executive Officer since August 1999. He also served as our Chief Financial Officer from August 1999 until March 2000. From August 1997 until July 1999 he was Executive Vice President and Chief Financial Officer for Segue Corporation, a Rancho Santa Margarita, California based private company focused on providing support services to computer manufacturers utilizing internet commerce. From July 1991 until July 1997 he held various positions with MAI Systems Corporation, including Vice President, Corporate Development, Vice President, Finance, Chief Financial Officer, Chief Information Officer and Controller. From July 1995 until July 1996 he also served as the President and Chief Operating Officer of Gaming Systems International, which was at that time a wholly-owned subsidiary of MAI Systems Corporation.

               LUKE BROWN, 42, has been our President and Chief Operating Officer since August 1999. He has also served as the President of our Process Manufacturing division since March 1998. From February 1993 until August 1994, he served as Director of Operations for our Process Manufacturing Division. From August 1994 until March 1998, he served as our Vice President and General Manager, Software Support Services. From 1991 to 1993, Mr. Brown was employed as Vice President of Customer Service at Remanco Systems International, a provider of point-of-sale solutions. From 1980 until 1989, Mr. Brown served as an officer with the United States Coast Guard.

        JAMES W. DOLAN, 41, has been our Chief Financial Officer since March 2000. Previously, he served as our Vice President, Finance from September 1999 until March 2000. From 1985 to 1999, Mr. Dolan served in positions of increasing responsibility with the accounting firm of KPMG LLP. Most recently, he was senior manager, Los Angeles and Orange County, where he managed audit and consulting projects for companies ranging in size from start-up operations to large public multinational organizations. Mr. Dolan also served as KPMG's senior audit manager to MAI from 1994 through 1997.

        SASUN MUSLIYAN, 43, has been the President of our Legacy division since August 1999 and the President of our Canadian division, MAI Canada, Ltd., since November 1998. Mr. Musliyan joined MAI Systems Corporation in August 1983. Since that time he has held a series of progressive positions including Controller, and thereafter, Director of Operations and Finance, in our Canadian division. From November 1998 until August 1999 he served as Vice President and General Manager of our Legacy division.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held seven (7) meetings during the year ended December 31, 1999 and conducted business by written consent. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.

        Our Executive Committee was formed in November 1998. Messrs. Schapiro and Loshitzer are the members of this committee. This committee has all authority, consistent with the Delaware Corporation Law, as may be granted to it by the Board of Directors. Presently, this committee's sole function is to coordinate management presentations to the Board of Directors. The Executive Committee held no formal meetings during 1999.

        Our Audit Committee currently consists of Messrs. Schapiro (chairman), Loshitzer and Ressler. The Audit Committee held one (1) meeting during 1999. The Audit Committee recommends engagement of our independent auditors and is primarily responsible for approving the services performed by our independent auditors and reviewing and evaluating our accounting policies and our system of internal accounting controls. The Board of Directors has yet to adopt a written charter for the Audit Committee, but expects to do so on or prior to June 14, 2000.

        Our Compensation Committee currently consists of Messrs. Loshitzer (chairman), Ressler and Schapiro. The Compensation Committee held one (1) meeting during 1999. The Compensation Committee reviews and approves the Company's executive compensation policies.

        During 1999, each incumbent director attended all of the meetings of the Board of Directors and the committees of which they were members.

DIRECTOR COMPENSATION

        We pay fees of $3,000 per calendar-year quarter to each of our non-employee directors, and $1,000 for each Board or Committee meeting which is attended in person or telephonically. Mr. Schapiro, as chairman of the Executive Committee, is entitled to receive an additional $3,000 per calendar-year quarter for serving in this capacity. Additionally, we reimburse directors for their reasonable travel expenses to attend meetings.

        Our Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") provides for the grant of nonstatutory stock options to non-employee directors. Under the Directors' Plan, each director is granted a nonstatutory option to purchase 31,250 shares of Common Stock on the date of his or her appointment to the Board or his or her becoming eligible to participate in the Directors' Plan. Thereafter, each non-employee director is automatically granted a nonstatutory option to purchase 6,250 shares of Common Stock on the date of each annual meeting of stockholders at which each such non-employee director is reelected, provided that on such date, he or she has served on the Board of Directors for at least six months. Options granted pursuant to the Directors' Plan vest as to 20% of the initial grant six months following the date of grant and as to 20% on each successive annual stockholders' meeting at which the director is re-elected to the Board. Subsequent grants vest, if at all, on the director's reelection to the Board four years hence. The Directors' Plan provides that upon a change of control all options granted pursuant to the plan shall become immediately exercisable in full. The Directors' Plan provides that the exercise price of the options granted thereunder shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted pursuant to the Directors' Plan have a term of ten years and options granted pursuant to the Directors' Plan may be exercised only while the optionee is a director of the Company or within one year after termination of service as a director.

        No options were exercised pursuant to the Directors' Plan in 1999.

        On August 11, 1999, as consideration for his agreeing to continue to act as chairman of the Executive Committee, the 12,500 options previously granted under the Directors' Plan to Mr. Schapiro in 1997 and 1998 were re-priced, so that the exercise price is now $2.50 per share. In connection with the re-pricing, the vesting schedule for these options was changed so that 6,250 of such options now vest on the date of our 2002 annual meeting and 6,250 of such options vest on the date of our 2003 annual meeting.

        In addition, on August 11, 1999, as consideration for his agreeing to act as a member of the Company's Executive Committee, the 6,250 options previously granted under the Directors' Plan to Mr. Loshitzer on May 29, 1998 were re-priced, so that the exercise price is now $2.50 per share. In connection with the re-pricing, the vesting schedule for these options was changed so that these options now vest on the date of our 2003 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Messrs. Loshitzer, Ressler and Schapiro. We have no interlocking relationships or other transactions involving any of our Compensation Committee members that are required to be reported pursuant to applicable Securities and Exchange Commission rules. One of our former officers, Richard S. Ressler, but no current officer, serves on the Compensation Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of the Record Date, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                 NUMBER OF
                                                  SHARES      APPROXIMATE
                                               BENEFICIALLY    PERCENTAGE
NAME(1)                                            OWNED         OWNED
-------                                        ------------   -----------
Richard S. Ressler(2)                            2,026,907       17.9%
W. Brian Kretzmer                                    2,700           *
Luke Brown(3)                                       62,700           *
James W. Dolan                                           0           *
Sasun Musliyan(4)                                   24,300           *
Morton Schapiro(5)                                  37,500           *
Zohar Loshitzer(6)                                  43,500           *
All current directors and executive officers     2,197,607       19.2%
as a group (7 persons) (7)

--------------
(*)  Designates less than 1%

(1) The address for all executive officers and directors is c/o MAI Systems Corporation, 9601 Jeronimo Road, Irvine, CA 92618.

(2) Includes 467,105 shares issuable upon exercise of warrants and options held by Mr. Ressler exercisable within 60 days of the Record Date. Also includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Ressler which are exerciseable within 60 days of the Record Date, assuming Mr. Ressler's re-election to the Board of Directors.

(3) Includes 56,000 shares issuable upon exercise of options held by Mr. Brown exercisable within 60 days of the Record Date.

(4) Includes 15,500 shares issuable upon exercise of options held by Mr. Musliyan within 60 days of the Record Date.

(5) Includes 37,500 shares issuable upon exercise of options held by Mr. Schapiro which are exercisable within 60 days of the Record Date, assuming Mr. Schapiro's re-election to the Board of Directors.

(6) Includes 24,750 shares issuable upon exercise of warrants held by Mr. Loshitzer exercisable within 60 days of the Record Date, and 18,750 shares issuable upon exercise of options held by Mr. Loshitzer which are exercisable within 60 days of the Record Date, assuming Mr. Loshitzer's re-election to the Board of Directors.

(7) Includes 632,105 shares issuable upon exercise of options or warrants held by directors and executive officers within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table shows, as to our Chairman, our Chief Executive Officer, our other three executive officers and two former executive officers who served as executive directors during the last fiscal year, information concerning all compensation paid for services to us in all capacities during the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                             ANNUAL COMPENSATION            COMPENSATION AWARDS
                                            --------------------           --------------------
                                                                  OTHER                  ALL
                                                                  ANNUAL                OTHER
                                                                  COMPEN- SECURITIES    COMPEN-
                                                                  SATION  UNDERLYING    SATION
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    ($)    OPTIONS(#)     ($)
---------------------------          ----   ---------   --------  ------   ----------   -------
Richard S. Ressler(1)               1999   $288,000    $     0   $     0     256,250    $      0
    Chairman                        1998    288,000          0         0           0           0
                                    1997    288,000          0         0      50,000           0

W. Brian Kretzmer(2)                1999     80,000          0         0     225,000           0
    Chief Executive Officer and     1998          0          0         0           0      78,269(3)
    Chief Financial Officer         1997     78,269          0    21,346(3)   30,000     142,500(4)
                                                                                         113,846(3)
Luke Brown(5)                       1999    191,058     18,955         0     150,000           0
    President and Chief Operating   1998    175,016          0         0      56,250      53,500(6)
    Officer and President, Process  1997    140,000          0         0      12,000           0
     Manufacturing Division

James W. Dolan(7)                   1999     46,288          0         0      50,000           0
    Chief Financial Officer         1998          0          0         0           0           0
                                    1997          0          0         0           0           0

Sasun Musliyan(8)                   1999     94,734     61,580         0      97,500           0
    President, Legacy Division      1998     85,207     35,138         0           0           0
    and MAI Canada, Ltd.            1997     81,434          0         0       2,500           0

George G. Bayz(9)                   1999    162,692      7,452         0           0           0
    Former President and Chief      1998    225,000          0         0           0           0
    Executive Officer               1997    225,000          0         0      30,000           0

Lewis H. Stanton(10)                1999    155,385      6,624         0           0           0
    Former Executive Vice           1998    200,000      6,000(11)     0           0           0
    President and Chief Operating   1997    170,885     69,000(11)   N/A     120,000           0
    and Financial Officer

-----------------------

(1) Mr. Ressler is an employee of Orchard Capital Corporation, which provides his services to us through a consulting agreement. 1997 compensation includes $44,000 in consulting fees that accrued in fiscal 1997 and were paid in 1998. Mr. Ressler served as our Chief Executive Officer from October 1994 until February 1997.

(2) Mr. Kretzmer was appointed to the position of Chief Executive Officer effective August 2, 1999 and he assumed the position of Chief Financial Officer effective August 17, 1999 (Mr. Kretzmer subsequently resigned as Chief Financial Officer on March 24, 2000 when Mr. Dolan was elected to this position). Pursuant to his appointment his salary was established as $200,000 annually and he was granted 225,000 options to acquire Common Stock at an exercise price of $2.81, which options vest one-third on each of the first three anniversaries of the date of grant.

 (3) Represents severance payments related to Mr. Kretzmer's termination in July 1997, including a $21,346 payment for accrued vacation.

 (4) This amount was realized from the exercise of stock options previously granted to Mr. Kretzmer.

 (5) Mr. Brown was appointed to his current positions effective August 2, 1999. Pursuant to his appointment his salary was established as $200,000 annually. He was subsequently granted 150,000 options to acquire Common Stock at an exercise price of $.563, which options vest one-third on each of the first three anniversaries of the date of grant.

 (6) This amount was realized from the exercise of stock options previously granted to Mr. Brown.

 (7) Mr. Dolan was elected to the position of Chief Financial Officer effective March 24, 2000. Previously, from September 1999 through March 2000 he served as our Vice President, Finance. Pursuant to his appointment as Chief Financial Officer his salary was established as $175,000 annually and he was granted 50,000 options to acquire Common Stock at an exercise price of $1.00, which options vest one-third on each of the first three anniversaries of the date of grant. These options are in addition to the 50,000 options he was granted on November 2, 1999 at an exercise price of $.563, which options vest one-third on each of the first three anniversaries of the date of grant.

 (8) Mr. Musliyan was appointed to his current position effective August 2, 1999. Pursuant to his appointment his salary was established as $91,260 annually and he was granted 72,500 options to acquire Common Stock at an exercise price of $2.81, which options vest one-third on each of the first three anniversaries of the date of grant.

 (9) Mr. Bayz resigned as Chief Executive Officer and President effective August 2, 1999.

(10) Mr. Stanton resigned as Executive Vice President and Chief Operating and Financial Officer effective August 16, 1999.

(11) Represents a guaranteed bonus paid to Mr. Stanton as a condition of his accepting employment.

OPTIONS GRANTED IN LAST FISCAL YEAR

        The following table sets forth certain information regarding grants of stock options made during the fiscal year ended December 31, 1999 to the Company's chairman and executive officers named in the Summary Compensation
Table:

                                                                         Potential Realizable
                                                                                Value at
                   Number of      % of Total                             Assumed Annual Rates
                   Securities       Options    Exercise                     of Stock Price
                   Underlying       Granted      Price                     Appreciation for
                    Options        In Fiscal   ($/Share)  Expiration        Option Term(1)
     Name          Granted(2)       Year(3)      (4)(5)      Date         5%($)       10($)
     ----          ----------      ---------   ---------  ----------    --------   ----------
Richard Ressler      31,250(6)        3.7%        $3.25     5/21/09     $ 63,872   $  161,864
                    225,000(7)       26.7%        $2.50     8/11/09     $353,753   $  896,480
W. Brian Kretzmer   225,000          26.7%        $2.81     8/02/09     $397,619   $1,007,644
Luke Brown          150,000          17.8%        $.563    11/02/09     $ 53,110   $  134,592
James Dolan          50,000           5.9%        $.563    11/02/09     $ 17,703   $   44,864
Sasun Musliyan       72,500           8.6%        $2.81     8/02/09     $128,122   $  324,685
                     25,000           3.0%        $2.75     1/20/09     $ 43,237   $  109,570

(1) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of future stock price growth.

(2) Other than the 31,250 options granted to Mr. Ressler pursuant to the Non-Employee Directors Stock Option Plan (the "Directors' Plan") (which have a ten-year term and are exercisable with respect to 20% of the shares covered thereby six months following the date of grant and with respect to an additional 20% on each successive annual stockholders' meeting at which Mr. Ressler is re-elected to the Board of Directors), all stock options granted have ten year terms and are exercisable with respect to 33-1/3% of the shares covered thereby on each anniversary of the date of grant, with full vesting occurring three years following the date of grant. See "--Employment Contracts and Change of Control Agreements" for provisions regarding acceleration of the vesting of options under certain circumstances.

(3) There were a total of 843,750 stock options granted by us in 1999 (including all options granted to Mr. Ressler, but excluding options granted under the Directors' Plan to the other two directors).

(4) Options were granted at an exercise price equal to the market value of the Common Stock as listed on the AMEX.

(5) The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already-owned shares or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(6) Granted to Mr. Ressler on May 21, 1999 upon his becoming eligible to participate in the Directors' Plan.

(7) Granted to Orchard Capital Corporation, which provides Mr. Ressler's services as chairman pursuant to a consulting agreement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

        No options were exercised by any of the executive officers during the year ended December 31, 1999. The value of the options held at the end of the year are set forth in the following table:


                VALUE OF UNEXERCISED STOCK OPTIONS AT END OF YEAR

                          Number of Securities Underlying           Value of Unexercised
                           Unexercised Options at Fiscal           In-The-Money Options at
                                    Year-End (#)                    Fiscal Year-End($)(1)
                          -------------------------------      -----------------------------
        Name              Exercisable       Unexercisable      Exercisable     Unexercisable
        ----              -----------       -------------      -----------     -------------
Richard S. Ressler         473,355(2)           250,000            $0.00        $     0.00
W. Brian Kretzmer                0              225,000            $0.00        $     0.00
Luke Brown                  56,000              193,500            $0.00        $37,425.00
James W. Dolan                   0               50,000            $0.00        $12,475.00
Sasun Musliyan               7,167              100,000            $0.00        $     0.00

(1) Market value of underlying securities at fiscal year end ($0.8125 per share), minus the exercise price.

(2) Represents Mr. Ressler's warrant to purchase up to 467,105 shares of Common Stock at $1.90 per share which expires on August 14, 2001 and 6,250 vested options at $2.91 per share granted to Mr. Ressler pursuant to the Directors' Plan which expire on May 21, 2009.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

        We currently have no employment contracts with any of our executive officers named in the Summary Compensation Table above (but we do have a consulting agreement with Orchard Capital Corporation which supplies the services of Richard S. Ressler, our Chairman). (See "--Certain Transactions with Management"). Our 1993 Employee Stock Option Plan and Non-Employee Directors' Stock Option Plan each provide that upon a change of control all options granted pursuant to the plans shall become immediately exercisable in full.

CERTAIN TRANSACTIONS WITH MANAGEMENT

        The services of Richard S. Ressler, Chairman of the Company, are provided pursuant to a consulting agreement dated August 15, 1994 (amended as of August 16, 1997, August 31, 1997, August 31, 1998, and August 31, 1999) with
Orchard Capital Corporation, Mr. Ressler's employer. Pursuant to that agreement, Orchard was paid $20,000 per month up through and including August 15, 1996, and is currently paid $24,000 per month, for Mr. Ressler's services. In August 1994, Orchard was granted warrants to purchase up to 625,000 shares of the Company's Common Stock at $1.90 per share (which Orchard immediately transferred to Mr. Ressler). Mr. Ressler exercised 157,895 of these warrants in September 1997. The remainder of the $1.90 warrants are currently exercisable and expire on August 14, 2001 (these warrants were originally scheduled to expire on August 14, 1999; in August, 1999, in order to satisfy Orchard's requirements for a further extension of the consulting agreement, the Compensation Committee approved an extension of these warrants through August 14, 2001). In March 1997, Orchard was issued warrants to purchase up to 50,000 shares of Common Stock at $7.50 per share (which it immediately transferred to Mr. Ressler). In order for the Company to raise equity capital, the exercise price of these warrants was adjusted to $3.04 on September 12, 1997 and the warrants were subsequently exercised. In August, 1999, Orchard was granted options under the Company's 1993 Employee Stock Option Plan to purchase 225,000 shares of Common Stock at $2.50 per share. One-third of these options will become exercisable on each of the first three anniversaries of the grant, and the options expire in August, 2009.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                       DIRECTORS ON EXECUTIVE COMPENSATION


GENERAL

        The policy of the Company regarding the compensation of its executive officers is to maintain a total compensation program which would retain the services of key executives and (a) assure the availability of their skills for the benefit of the Company, (b) secure to the Company freedom from competition by such persons within reasonable and lawful limits, and (c) provide appropriate base compensation, benefits, and financial incentives through bonus, severance and other employment-related programs. The Compensation Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation, including the compensation of the Chairman and the Chief Executive Officer. The Compensation Committee or the Board of Directors determines and approves stock option grants for all employees, including the Chief Executive Officer. The Committee currently comprises two independent, non-employee directors, and one director, whose services are provided pursuant to a consulting agreement with his employer.

COMPENSATION PHILOSOPHY

        The Company operates in the highly competitive and rapidly changing high technology industry. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork, and to enable the Company to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

COMPENSATION COMPONENTS

        Compensation for the Company's executive officers generally consists of salary, annual incentive, and stock option awards. The Committee assesses past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

        SALARY. The salaries of the executive officers are determined annually by the Compensation Committee based upon various subjective factors such as the executive's responsibilities, position, qualifications, years of experience, and individual performance. In no such case does the Committee undertake a formal survey of analysis of compensation paid by other companies.

        ANNUAL INCENTIVE. The Committee annually reviews and approves an executive compensation plan. A target, expressed as a percentage of salary, is established for each officer, based on the scope of his or her responsibility. Actual payment is computed as a percentage of that target based on the Company's performance in achieving specified objectives, and the individual performance of executives. A total of $94,611 in incentive compensation was paid with respect to executive officers pursuant to the plan based on 1999 performance.

        STOCK OPTIONS. Stock option awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually over a three-year period or as to 100% of the grant on the third anniversary of the grant) to retain executives and encourage sustained contributions. The exercise price of options is the market price on the date of grant.

        The Company is subject to Section 162(m) of the Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Company does not currently have any non-deductible compensation plans. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Employee Stock Option Plan will continue to be deductible as performance-based compensation.

COMPENSATION OF CHAIRMAN AND FORMER CHIEF EXECUTIVE OFFICER

        Mr. Ressler's services as Chairman (and formerly as Chief Executive Officer) have been provided pursuant to a consulting agreement dated August 15, 1994 (amended as of August 16, 1997, August 31, 1997, August 31, 1998, and August 31, 1999) with Orchard Capital Corporation, Mr. Ressler's employer. Pursuant to that agreement, Orchard was paid $20,000 per month up through and including August 15, 1996, and is currently paid $24,000 per month, for Mr. Ressler's services. In August 1994, Orchard was granted warrants to purchase up to 625,000 shares of the Company's Common Stock at $1.90 per share (which Orchard immediately transferred to Mr. Ressler). Mr. Ressler exercised 157,895 of these warrants in September 1997. The remainder of the $1.90 warrants are currently exercisable and expire on August 14, 2001 (these warrants were originally scheduled to expire on August 14, 1999; in August, 1999, in order to satisfy Orchard's requirements for a further extension of the consulting agreement, the Committee approved an extension of these warrants through August 14, 2001). In March 1997, Orchard was issued warrants to purchase up to 50,000 shares of Common Stock at $7.50 per share (which it immediately transferred to Mr. Ressler). In order for the Company to raise equity capital, the exercise price of these warrants was adjusted to $3.04 on September 12, 1997 and the warrants were subsequently exercised. In August, 1999, Orchard was granted options under the Company's 1993 Employee Stock Option Plan to purchase 225,000 shares of Common Stock at $2.50 per share. One-third of these options will become exercisable on each of the first three anniversaries of the grant, and the options expire in August, 2009.

        The compensation paid to Orchard pursuant to the consulting agreement and the amendments thereto was determined by the Compensation Committee and the Board of Directors based upon various subjective factors such as Mr. Ressler's responsibilities, qualifications, years of experience, individual performance, and perceived contributions to the Company. In addition, in January 1997, the Compensation Committee commissioned an independent compensation consulting organization which considered, among other things, compensation for senior executives in turn-around companies and concluded that the compensation arrangements were fair and reasonable and in the best interests of the Company.

        Other than reimbursement for reasonable expenses incurred in connection with the services it renders to the Company, neither Orchard nor Mr. Ressler receive any other compensation from the Company.

Respectfully submitted,

               Zohar Loshitzer, Chairman
               Richard S. Ressler
               Morton O. Schapiro

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's officers (as defined in Rule 16a-1(f)), directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 1999.

                                PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Computer Systems Index for the period commencing January 1, 1995 and ending December 31, 1999. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 as amended (the "Securities Act") or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                               MAI SYSTEMS CORP.

                                                         Cumulative Total Return
                                        ---------------------------------------------------------
                                         12/94     12/95     12/96     12/97     12/98     12/99
                                        ------    ------    ------    ------    ------    -------
MAI SYSTEMS CORPORATION                 100.00    337.50    328.13    125.00    134.38      40.65
S & p 500                               100.00    137.58    169.17    225.61    290.09     351.13
S & P COMPUTER (SOFTWARE & SERVICES)    100.00    140.54    218.48    304.35    551.47    1019.84

                                   PROPOSAL 2

                 TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS


        The Board of Directors has selected KPMG LLP, independent auditors, to audit the consolidated financial statements for the fiscal year ending December 31, 2000. KPMG LLP has served as the Company's independent auditors since the Company's inception. Notwithstanding the selection, the Board, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

REQUIRED  VOTE AND RECOMMENDATION

        Ratification of KPMG LLP as the Company's auditors requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.



                                             THE BOARD OF DIRECTORS


Dated: April 20, 2000

MAI Systems Corporation
9601 Jeronimo Road
Irvine, California 92618

                                   [MAI LOGO]

                            MAI SYSTEMS CORPORATION

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 2000

The undersigned hereby appoints W. Brian Kretzmer and James W. Dolan and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 19, 2000, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

       (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                          /\  FOLD AND DETACH HERE  /\

This proxy when properly executed will be voted in the     Please mark   [X]
manner directed herein. If no direction is made, this      your votes as
proxy will be voted FOR the election of directors below.   indicated in
                                                           this example.


                                               FOR                  WITHHOLD
                                       all nominees listed         AUTHORITY
                                        below (except as         to vote for the
                                     marked to the contrary)     nominees listed


1. Election of three directors               [ ]                       [ ]
   THE BOARD OF DIRECTORS RECOMMENDS
   A VOTE FOR THE ELECTION OF THE
   DIRECTORS BELOW.
   NOMINEES: Richard S. Ressier,
   Morton O. Schapiro, Zohar Loshitzer
   (INSTRUCTION: TO WITHHOLD AUTHORITY FOR
   ANY PARTICULAR NOMINEE, WRITE SUCH NOMINEE(S)
   NAME ON THE LINE BELOW.)


--------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THIS PROPOSAL.                                     FOR    AGAINST   ABSTAIN

2. Proposal to Ratify the Selection of KMPG LLP        [ ]     [ ]        [ ]
   as independent auditors for the Company.


                               PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU
                               DO ATTEND.


Signature(s)_____________________________________  Dated:______________, 2000

Please sign exactly as your name appears above. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE